UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2021

TRULIEVE CANNABIS CORP.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56248	84-2231905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6749 Ben Bostic Road Quincy, FL		32351
(Address of principal executive offices)		(Zip Code)

(850) 508-0261

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Trulieve Cannabis Corp. (the “Company”) 2021 Omnibus Incentive Plan (the “2021 Plan”) was adopted at the annual meeting of shareholders. The 2021 Plan to reserves 4,000,000 shares of Subordinate Voting Shares for issuance thereunder and will replace the Schyan Exploration Inc. Stock Option Plan (the “Prior Plan”). Any awards previously granted under the Prior Plan, including equity awards granted in the first quarter of 2021 for performance in 2020, will remain subject to the terms of the Prior Plan. No further grants of awards shall be made under the Prior Plan. Shareholder approval of the 2021 Plan allows us to maintain equity awards as an important component of our compensation program and to continue to align the interests of our employees, officers, and non-employee directors with those of our shareholders. The material terms of the 2021 Plan are described below.

Administration. The 2021 Plan will be administered by the Compensation Committee. The Compensation Committee may, among other things, select eligible individuals to receive awards, determine award types and terms and conditions of awards, and interpret the 2021 Plan’s provisions. The full Board selects the Compensation Committee members. The Compensation Committee has the authority to delegate to one or more of its members or to one or more officers its administrative duties under the 2021 Plan to the extent permitted by applicable law.

Eligibility. Awards may be made under the 2021 Plan to employees, non-employee directors, consultants, advisors and other independent contractors (who are natural persons) of the Company and its subsidiaries. Upon shareholder approval, all of the employees, non-employee directors and other service providers of the Company and its subsidiaries would be eligible to be selected by the Compensation Committee as grantees of awards under the 2021 Plan. As of December 31, 2020, the Company and its subsidiaries employed approximately 5,000 employees and had seven non-employee directors.

Amendment or Termination of the 2021 Plan. The board of directors may terminate the 2021 Plan at any time for any reason. The 2021 Plan is scheduled to terminate ten years after its effective date. The board of directors may also amend the 2021 Plan. Amendments are to be submitted to shareholders for approval to the extent required by applicable laws, rules or regulations. Generally, no award of options or stock appreciation rights may be repriced, replaced or re-granted through cancellation without the approval of shareholders. In addition, except under limited circumstances (such as to comply with applicable law), without the written consent of the holder, no amendment or termination of the 2021 Plan may materially and adversely modify the holder’s rights under the terms and conditions of an outstanding award.

Authorized Shares Available for Awards Under the 2021 Plan. The 2021 Plan authorizes the grant of awards with respect to an aggregate of 4,000,000 Subordinate Voting Shares, all of which may be issued pursuant to “incentive stock options” described below. In addition, any Subordinate Voting Shares subject to an award under the 2021 Plan that expires, terminates or is forfeited pursuant to the terms of the 2021 Plan, is settled in cash in lieu of shares, or is exchanged for an award not involving shares, will again be available for award under the 2021 Plan. The 2021 Plan permits “liberal share recycling”, which means that we may add back to the 2021 Plan’s share reserve any Subordinate Voting Shares (i) tendered or withheld to pay the exercise price of a stock option, (ii) tendered or withheld to pay withholding tax, (iii) that are not issued in connection with a stock-settled stock appreciation right, or (iv) repurchased on the open market with proceeds from the exercise of a stock option. If an award provides a range of potential share payouts, the 2021 Plan’s share reserve will be reduced by the maximum number of Subordinate Voting Shares that may be paid under such an award. Any Subordinate Voting Shares subject to an award that is granted upon the assumption or in substitution of any outstanding awards of an acquired company will not be counted against the 2021 Plan’s share reserve.

Options. The 2021 Plan permits the granting of stock options. Each stock option grant provides the option holder with the right to purchase a specified number of Subordinate Voting Shares at a fixed exercise price. These stock options may be intended to qualify as incentive stock options under the Internal Revenue Code, or may be issued as non-qualifying stock options.

The exercise price of a stock option must equal or exceed 100% of the fair market value of our Subordinate Voting Shares on the grant date. The fair market value is generally determined as the closing price of the Subordinate Voting Shares on the date of grant. As of April 15, 2021, the closing price of our Subordinate Voting Shares was $39.85 per share on the OTCQX Best Market (and C$49.88 per share on the Canadian Securities Exchange). An exception to this requirement is made for options that we grant in substitution for options held by employees of companies that we acquire. In that case, the exercise price may be appropriately adjusted to preserve the economic value of those employees’ stock options from his or her prior employer. In the case of a shareholder who would become a 10% shareholder immediately after the receipt of an incentive stock option, the exercise price of such incentive stock option may not be less than 110% of the fair market value of our Subordinate Voting Shares on the grant date and the expiration of such stock option may not be later than 5 years.

The Compensation Committee determines the term of stock options at the time of grant, which term may not exceed ten years from the grant date. The Compensation Committee also determines at what time or times each option may be exercised.

Upon exercise, optionees may satisfy their exercise price obligation by any method approved by the Compensation Committee, including by cash or its equivalent, by tendering Subordinate Voting Shares, by means of a broker-assisted cashless exercise, or by withholding of shares otherwise issuable upon exercise of the option that have an aggregate fair market value equal to the exercise price.

Stock Appreciation Rights. The 2021 Plan permits the granting of stock appreciation rights. A stock appreciation right entitles the grantee to receive, upon exercise thereof, an amount equal to (i) the excess of the fair market value of one Subordinate Voting Share on the date of exercise over the applicable grant price, multiplied by (ii) the number of Subordinate Voting Shares with respect to which the stock appreciation right is being exercised, and such amount may be paid in cash, shares or a combination thereof as provided under the applicable award agreement. The grant price of a stock appreciation right must equal or exceed 100% of the fair market value of our Subordinate Voting Shares on the grant date. The fair market value is generally determined as the closing price of the Subordinate Voting Shares on the date of grant. An exception to this requirement is made for stock appreciation rights that we grant in substitution for stock appreciation rights held by employees of companies that we acquire. In that case, the grant price may be appropriately adjusted to preserve the economic value of those employees’ stock appreciation rights from his or her prior employer.

The Compensation Committee determines the term of a stock appreciation right at the time of grant, which term may not exceed ten years from the grant date. The Compensation Committee also determines at what time or times each stock appreciation right may be exercised. The holders have no voting rights with respect to the stock appreciation rights (or the shares subject thereto) prior to the issuance of shares upon exercise of the stock appreciation rights.

Restricted Stock. The 2021 Plan permits the granting of restricted stock upon such terms as the Compensation Committee may establish. The participants may be required to pay a purchase price for each share of restricted stock granted. The award agreement will specify the period of restriction, vesting conditions and voting rights as the Compensation Committee determines. The award agreement will also specify the terms of any right to dividends declared on the restricted shares, subject to the same vesting conditions as applicable to the underlying award, as determined by the Compensation Committee.

Restricted Stock Units. The 2021 Plan permits the granting of restricted stock units upon such terms as the Compensation Committee may establish. Each restricted stock unit represents a promise to deliver a single Subordinate Voting Share of the Company (or the value thereof) based upon the completion of service over the applicable restriction period. The award agreement will specify the period of restriction and vesting conditions as the Compensation Committee determines. Any vested restricted stock units will be settled in the form of shares, cash or a combination thereof as provided in the applicable award agreement. The holders have no voting rights with respect to the restricted stock units (or the shares subject thereto) prior to the issuance of shares in settlement of the restricted stock units.

Performance Shares. The 2021 Plan permits the granting of performance shares upon such terms as the Compensation Committee may establish. The participants may be required to pay a purchase price for each performance share granted. The award agreement will specify the applicable performance goals, performance period and voting rights as the Compensation Committee determines.

Performance Share Units. The 2021 Plan permits the granting of performance share units upon such terms as the Compensation Committee may establish. Each performance share unit represents a promise to deliver a single Subordinate Voting Share of the Company (or the value thereof) based upon the achievement of certain performance goals over the applicable performance period, as specified in the applicable award agreement. The Compensation Committee will determine the applicable performance goals and performance period for each award of performance share units. Any earned performance share units will be settled in the form of shares, cash or a combination thereof as provided in the applicable award agreement. The holders have no voting rights with respect to the performance share units (or the shares subject thereto) prior to the issuance of shares in settlement of the performance share units.

Performance Units. The 2021 Plan permits the granting of performance units upon such terms as the Compensation Committee may establish. Each performance unit has an initial notional value equal to a dollar amount determined by the Compensation Committee. The Compensation Committee will also determine the applicable performance goals and performance period. Any earned performance units will be settled in the form of shares, cash or a combination thereof as provided in the applicable award agreement.

Other Awards. The Committee may grant other stock-based awards and cash-based awards, subject to the terms and conditions as the Compensation Committee determines are appropriate, which may include, without limitation, the grant of deferred shares, shares or cash based on attainment of performance or other goals established by the Committee, or shares in lieu of cash under other incentive or bonus programs, or dividend equivalents based on the dividends actually declared and paid on outstanding shares (subject to the same vesting conditions as applicable to the underlying award). These other awards may be subject to such terms and conditions as the Committee establishes.

Limit on Awards to Non-Employee Directors. The maximum aggregate value of equity and cash-based awards granted to any non-employee director during any calendar year shall not exceed $750,000.

Effect of Termination of Service. Each award agreement evidencing an award granted under the 2021 Plan will provide, as determined by the Compensation Committee, the extent to which a participant will forfeit (or vest in) any portion of such award as a result of a termination of service, and with respect to a stock option or a stock appreciation right, the extent to which the participant may have the right to exercise such award following a termination of service. Without limiting the foregoing, if an employee incurs an involuntary termination of employment for cause, then such employee will forfeit any of the employee’s (i) outstanding and unexercised options and stock appreciation rights, (ii) outstanding and unvested restricted stock and performance shares and (iii) outstanding and unsettled restricted stock units, performance share units, performance units and other cash-based or stock-based awards.

Effect of Certain Corporate Transactions. The 2021 Plan provides that, upon a Change in Control (as defined in the 2021 Plan), the outstanding awards will vest and be settled (as described below) or as otherwise provided in the award agreement, unless such awards are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control.

The 2021 Plan provides that all outstanding awards will become vested (with any and all performance conditions deemed satisfied as if target performance was achieved), and will be exercisable or settled, as applicable, generally within 30 days following a Change in Control; provided that the Compensation Committee may elect to cancel any outstanding awards that are stock options or stock appreciation rights in exchange for a cash payment equal to the excess, if any, of (i) the per-share consideration received by shareholders in a Change in Control (or the fair market value of a share as of immediately prior to a Change in Control) over (ii) the exercise price or grant price, as applicable, of such award, multiplied by the number of shares subject to such award.

Any outstanding awards granted under the 2021 Plan that are assumed by the surviving entity in a Change in Control or otherwise equitably converted or substituted in connection with a Change in Control and which satisfy the conditions for a “Replacement Award” (as defined in the 2021 Plan) will not be subject to the provisions described in the immediately preceding paragraph. Instead, any such Replacement Award will not become vested and exercisable (or settled, as applicable) until and unless the holder of such Replacement Award incurs an involuntary termination of service (other than for cause) following the Change in Control.

Adjustments for Stock Splits, Stock Dividends and Similar Events. The 2021 Plan provides that, in the event of any equity restructuring (within the meaning of FASB Accounting Standards Codification 718), such as a stock dividend, stock split, spin-off, rights offering or recapitalization through an extraordinary dividend, the Compensation Committee shall cause an equitable adjustment to be made (i) in the number and kind of shares that may be delivered under the plan, (ii) with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, (iii) with respect to outstanding awards, to the exercise price or the grant price of shares subject to outstanding awards, and (iv) any other value determinations applicable to any outstanding awards.

In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its sole discretion, cause an equitable adjustment as described above to be made to prevent dilution or enlargement of rights.

In the event of any changes in corporate structure as described above, the Compensation Committee may also make other adjustments in the terms of any awards as it deems appropriate, including, without limitation, (i) modifications of performance goals and/or performance periods, (ii) substitution of other property of equivalent value for shares available under the 2021 Plan or shares covered by outstanding awards, and (iii) in connection with a sale of our subsidiary, the assumption, or replacement with new awards, of outstanding awards by such subsidiary or an entity that controls such subsidiary following the sale.

In addition, the Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan.

Nontransferability. Unless otherwise determined by the Compensation Committee, awards may not be assigned or transferred by a participant except by will or by the laws of descent and distribution, and any incentive stock option is exercisable during a participant’s lifetime only by the participant.

Forfeiture and Recoupment. Awards granted under the 2021 Plan are subject to potential forfeiture to or recoupment by the Company as provided in the 2021 Plan.

The foregoing description of the 2021 Plan is subject to, and qualified in its entirety by reference to, the full text of the 2021 Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders held on June 10, 2021, the Company’s shareholders voted on the following proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2021.

Proposals No. 1 and No. 2: To set the number of directors at eight, and to re-elect the current directors as directors of the Company.

The shareholders voted to set the number of directors of the Company at eight based on the following votes.

Votes For	Votes Against	Abstain
86,280,598	124,578	1,066,894

The shareholders voted to re-elect the following individuals as directors of the Company until the next annual meeting of shareholders at which election of directors is considered, or until his or her successor is duly elected or appointed:

Name of Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kim Rivers	77,215,799	851,646	9,404,625
Giannella Alvarez	77,762,867	304,578	9,404,625
Thad Beshears	77,766,058	301,387	9,404,625
Peter Healy	77,837,082	230,363	9,404,625
Richard May	77,848,767	218,678	9,404,625
Thomas Millner	77,852,931	214,514	9,404,625
Jane Morreau	77,840,088	227,357	9,404,625
Susan Thronson	77,846,833	220,612	9,404,625

Proposal No. 3: To approve the adoption of the Trulieve Cannabis Corp. 2021 Omnibus Incentive Plan.

The shareholders approved the adoption of the Trulieve Cannabis Corp. 2021 Omnibus Incentive Plan, based on the following votes.

Votes For	Votes Against	Abstain	Broker Non-Votes
75,610,892	2,456,553	0	9,404,625

Proposal No. 4: To ratify the appointment and renumeration of MNP LLP as Trulieve’s independent registered accounting firm for the fiscal year ending December 31, 2021.

The shareholders ratified the appointment of MNP LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Votes For	Votes Against	Votes Withheld
87,084,507	0	387,563

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Trulieve Cannabis Corp. 2021 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trulieve Cannabis Corp.

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Chief Legal Officer

Date: June 11, 2021